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                                                                    Exhibit 99.1


FOR IMMEDIATE RELEASE
CONTACT: Lisa Salamon
         610-444-8433

        Genesis and Multicare Gain Court Approval for Reorganization Plan

KENNETT SQUARE, PA--(Sept. 12)--Genesis Health Ventures, Inc. and the Multicare Companies, Inc. today announced that federal bankruptcy court overseeing the companies' chapter 11 cases has issued an opinion approving their joint plan of reorganization, subject to certain minor modifications. Genesis and Multicare are in the process of submitting the joint plan, with the required modifications, to the court for confirmation and anticipate that their joint chapter 11 plan will become effective by the end of September.

The joint plan provides for the merger of Genesis and Multicare under the Genesis banner. It also provides for the issuance of new notes, new convertible preferred stock, new common stock and new warrants to the companies' creditors. Under the plan, approximately 93% of the new common stock, $242.6 million in senior notes and preferred stock with a liquidation preference of $42.6 million will be issued to the Genesis and Multicare senior secured creditors. About 7% of the new common stock will be issued to the Genesis and Multicare unsecured creditors as well as warrants to purchase an additional 11% of the new common stock.

Holders of Genesis and Multicare pre-chapter 11 preferred and common stock will receive no distribution and those instruments will be canceled.

Genesis and Multicare voluntarily filed for chapter 11 protection on June 22, 2000 after drastic cuts in Medicare reimbursement and continued underpayment by most State funded Medicaid systems resulted in inadequate earnings to continue to meet debt obligations under the companies' current capital structures.

Genesis Health Ventures provides eldercare in the eastern US through a network of Genesis ElderCare skilled nursing and assisted living facilities plus long term care support services nationwide including pharmacy, medical equipment and supplies, rehabilitation, group purchasing, consulting and facility management. Multicare operates skilled nursing and assisted living centers in the eastern US.

Statements made in this release, and in our other public filings and releases, which are not historical facts contain "forward-looking" statements (as defined in the Private Securities Litigation Reform Act of 1995) that involve risks and uncertainties and are subject to change at any time. These forward-looking statements may include, but are not limited to statements containing words such as "anticipate," "believe," "plan," "estimate," "expect," "intend," "may" and similar expressions. Factors that could cause actual results to differ materially include, but are not limited to, the following: our bankruptcy cases and our ability to continue as a going concern; risks associated with operating a business in Chapter 11; the delays or the inability to complete and/or consummate our plan of reorganization; our ability to comply with the provisions of our debtor-in-possession financing; our substantial indebtedness and significant debt service obligations; our default under our senior credit agreement and our senior subordinated and other notes; adverse actions which may be taken by creditors; adverse developments with respect to our liquidity or results of operations; the effect of planned dispositions of assets; our ability to consummate or complete development projects or to profitably operate or
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successfully integrate enterprises into our other operations; our ability or inability to secure the capital and the related cost of the capital necessary to fund future growth; our ability to attract customers given our current financial position; our ability to attract and retain key executives and other personnel; the impact of health care reform, including the Medicare Prospective Payment System ("PPS"), the Balanced Budget Refinement Act ("BBRA") and the Benefit Improvement and Protection Act of 2000 ("BIPA") and the adoption of cost containment measures by the federal and state governments; the impact of government regulation, including our ability to operate in a heavily regulated environment and to satisfy regulatory authorities; the occurrence of changes in the mix of payment sources utilized by customers to pay for services; the adoption of cost containment measures by other third party payors; competition in our industry; and changes in general economic conditions.

The forward-looking statements involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond our control. We caution investors that any forward-looking statements made by us are not guarantees of future performance. We disclaim any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

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